UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2015, the Board of Directors of Allscripts Healthcare Solutions, Inc. (the “Company”) appointed Richard J. Poulton, age 50, the Company’s Executive Vice President and Chief Financial Officer, as its President. Mr. Poulton will continue to serve as the Company’s Chief Financial Officer on an interim basis as the Company commences a search for a new Chief Financial Officer. Mr. Poulton has served as Chief Financial Officer of the Company since October 2012. Prior to joining the Company, Mr. Poulton served as the Chief Financial Officer and Treasurer for AAR Corp., a diversified provider of products and services to the worldwide aviation, government and defense industries.

In connection with Mr. Poulton’s appointment as President, the Compensation Committee of the Board of Directors of the Company approved the following compensatory arrangements covering Mr. Poulton:

1.	Mr. Poulton’s annual base salary was increased to $600,000;
2.	Mr. Poulton’s target award under the Company’s performance-based cash incentive bonus program was established at $600,000; and
3.

Mr. Poulton was granted restricted stock units under the Company’s 2011 Stock Incentive Plan with a grant value of $500,000, which will vest in three equal annual installments, subject to his continued employment.

There are no family relationships between Mr. Poulton and any director or executive officer of the Company, and Mr. Poulton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Poulton’s promotion to President, Paul M. Black, who had been serving as both Chief Executive Officer and President of the Company, will no longer serve as President. The Company and Mr. Black executed an amendment to Mr. Black’s employment agreement pursuant to which the term of Mr. Black’s employment as Chief Executive Officer of the Company was extended for an additional three-year term and will automatically renew for additional one-year terms unless either party terminates the agreement with 90 days prior notice. The initial term of Mr. Black’s employment agreement was set to expire in December 2015. The other terms of Mr. Black’s employment with the Company remain unchanged.

The foregoing summary of the amendment to Mr. Black’s employment agreement is qualified in its entirety by the terms and conditions of Amendment No. 1 to Employment Agreement between the Company and Mr. Black, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01.Regulation FD Disclosure

On October 7, 2015, the Company issued a press release announcing Mr. Poulton’s promotion to President of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, effective October 1, 2015, between Allscripts Healthcare Solutions, Inc. and Paul M. Black
99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated October 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: October 7, 2015
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement, effective October 1, 2015, between Allscripts Healthcare Solutions, Inc. and Paul M. Black
99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated October 7, 2015

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